UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 8, 2010

MathStar, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51560	41-1881957
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

19075 N.W. Tanasbourne Drive, Suite 200, Hillsboro, OR	97124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (503) 726-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

(a)  On January 8, 2010, MathStar, Inc. (“MathStar”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sajan, Inc. (“Sajan”); Garuda Acquisition, LLC, a wholly-owned subsidiary of MathStar (the “Sub”); and Thomas Magne, soley in his capacity as agent for the holders of common stock of Sajan.  The Merger Agreement provides that Sajan will merge with and into the Sub (the “Merger”), with the Sub surviving the Merger as a wholly-owned subsidiary of MathStar.

Under the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of Sajan common stock (other than any shares of Sajan common stock in respect of which dissenters’ rights have been perfected in accordance with Minnesota law in connection with the Merger and any shares owned by Sajan) will be converted into the right to receive the consideration described in the Merger Agreement.  Also at the Effective Time, all options and warrants to purchase one share of Sajan common stock will be converted into the right to purchase shares of MathStar common stock according to the formula set forth in the Merger Agreement, and the exercise price of such options and warrants will be adjusted accordingly.  The conditions and other terms of such options and warrants will otherwise be substantially the same as their terms and conditions before the Effective Time.

The total consideration to be paid by MathStar to the holders of Sajan common stock will consist of approximately $6.1 million in cash (the “Cash Merger Consideration”), approximately 7,000,000 shares of common stock of MathStar and, to certain Sajan shareholders, a promissory note in the aggregate original principal amount of $1,000,000.00 (the “MathStar Promissory Note”).  The MathStar Promissory Note will have a term of one year and will provide for an interest rate of 8% per year.

Approximately $5.1 million of the Cash Merger Consideration will be paid to the Sajan shareholders at closing.  The remaining $1.0 million of the Cash Merger Consideration will be placed in an escrow account and held for 12 months to secure the indemnification obligations of Sajan and its shareholders to MathStar with respect to the matters described in the Merger Agreement, including the inaccuracy of any representation or the breach of any warranty made by Sajan in the Merger Agreement and any material breach of the convenants or agreements made by Sajan in the Merger Agreement.  Subject to certain exceptions, MathStar’s recovery of damages for indemnification claims under the Merger Agreement is limited to the amount then held in the escrow account.  The escrow account will be governed by a separate escrow agreement.  MathStar also has the right to set off any indemnification claims it has under the Merger Agreement against the amounts due under the MathStar Promissory Note.

The Merger Agreement contains customary representations and warranties of Sajan, the Sub and MathStar.  The parties also have agreed to certain customary convenants and agreements, including with respect to the operation of Sajan’s and MathStar’s business between signing and closing; a restriction on the solicitation of proposals with respect to alternative transactions involving Sajan, subject to the exceptions described in the Merger Agreement; obtaining necessary governmental filings and approvals; and public disclosure.

The boards of directors of each of Sajan and MathStar and the board of managers of the Sub have approved the Merger and the Merger Agreement.  In addition, Sajan shareholders holding approximately 80% of its outstanding common stock as of the date of the Merger Agreement have signed voting agreements and irrevocable proxies under which they have agreed to vote in favor of the Merger and the Merger Agreement (representing a sufficient percentage of shares of Sajan common stock to approve the Merger and the Merger Agreement and the transactions contemplated thereby).  No vote of MathStar’s stockholders is required to approve the Merger, the Merger Agreement, or the transactions contemplated thereby.

The Merger is currently expected to be consummated in the first quarter of 2010, subject to the satisfaction of certain customary conditions including, among others, (i) the accuracy of representations, (ii) the performance of covenants, (iii) no material adverse effect having occurred with respect to MathStar or Sajan, (iv) the approval of the Merger and the Merger Agreement by the holders of the requisite number of shares of common stock of Sajan at a special shareholders’ meeting, and (v) the prepareation of the audited financial statements required by rules of the Securities and Exchange Commission.  Sajan and MathStar each has the right to terminate the Merger Agreement after February 26, 2010 if the Merger has not been consummated on or before that date.

The foregoing summary of the Merger Agreement and the Merger is not complete and is qualified in its entirety by the terms and the conditions of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The Merger Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about MathStar or Sajan.  The Merger Agreement contains representations and warranties that MathStar, Sajan and the Sub made to and solely for the benefit of the others.  The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement.  Accordingly, investors and security holders should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts, as they were made only as of the date of the Merger Agreement and are modified and qualified in important part by the underlying disclosure schedules.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or not be fully reflected in MathStar’s public disclosures.

Section 8 — Other Events

Item 8.01.  Other Events.

As reported in MathStar’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2009, on October 8, 2009, legal counsel for Tiberius Capital II, LLC (“Tiberius”), sent by email to MathStar’s legal counsel a copy of a Complaint labeled “Draft — Subject to Completion” (the “Tiberius Complaint”).  The Tiberius Complaint named Tiberius, individually and on behalf of all others similarly situated, as plaintiff. It named MathStar, Feltl and Company, Inc., Sajan, Perkins Capital Management, Inc., Richard C. Perkins, Merrill A. McPeak, Benno G. Sand, John C. Feltl and Joseph P. Sullivan , as defendants (collectively, the “Minnesota Parties”).  Mr. Perkins, Mr. McPeak and Mr. Sand (collectively, the “MathStar Directors”) are members of MathStar’s Board of Directors.  The Tiberius Complaint stated that Tiberius was bringing a class action lawsuit on behalf of a class (the “Class”) consisting of all those who purchased MathStar’s securities between May 11, 2009 and September 30, 2009.  The caption on the Tiberius Complaint stated that it was to be filed in the United States District Court for the Southern District of New York.  The Tiberius Complaint alleged (1) violations of Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Rules of the SEC thereunder against the Minnesota Parties except Sajan for alleged failure to report that such Minnesota Parties were acting as a “group” for purposes of purchasing MathStar’s shares of common stock; (2) breaches of Section 14(a) of the Exchange Act and the Rules of the SEC thereunder against the Minnesota Parties except Sajan for alleged misstatements in MathStar’s proxy statement filed with the SEC on June 17, 2009 (the “Proxy Statement”) and in connection with MathStar’s annual meeting of stockholders held on July 10, 2009; (3) violations of Section 10(b) of the Exchange Act and Rule 10b-5 promulgated by the SEC thereunder against the Minnesota Parties except Sajan for alleged misstatements made in the Proxy Statement and in an alleged fraud on the market by such Minnesota Parties; (4) violations of Section 14 of the Exchange Act and Rule 14e-3 promulgated by the SEC thereunder against the Minnesota Parties except Sajan for actions taken by such Minnesota Parties in connection with an alleged “creeping” tender offer; (5) control party liability under Section 20(a) of the Exchange Act against the MathStar Directors for alleged violations of Sections 14(a) and 14(e) of the Exchange Act and Rule 10b-5 thereunder; (6) breach of fiduciary duty against the MathStar Directors; and (7) civil conspiracy against the Minnesota Parties.  In the Tiberius Complaint, Tiberius requested that the Court enter a judgment in favor of Tiberius and the Class and against the Minnesota Parties declaring that MathStar violated “§10b-5, §13d, §14a and §14e” of the Exchange Act and rules promulgated thereunder, including Regulation FD; enter judgment in favor of Tiberius and the Class and against the MathStar Directors in the amount of $10,000,000 in compensatory and punitive damages; award Tiberius all of its costs incurred in connection with the action, including reasonable attorneys’ fees; and grant such other and further relief as the Court deems to be just and equitable.

On October 14, 2009, the Minnesota Parties filed a Complaint in the United States District Court for the District of Minnesota captioned “MathStar, Inc., Feltl and Company, Inc., Sajan, Inc., Perkins Capital Management, Inc., Richard C. Perkins, Merrill A. McPeak, Benno G. Sand, John C. Feltl and Joseph P. Sullivan, Plaintiffs, v. Tiberius Capital II, LLC, Defendant” (the “Minnesota Complaint”).  In the Minnesota Complaint, the Minnesota Parties state that Tiberius is threatening to bring a class action lawsuit against them, as set forth in the Tiberius Complaint.  The Minnesota Complaint also alleges a claim of tortious interference with prospective economic advantage against Tiberius on behalf of MathStar, Sajan and Feltl and Company, Inc. (“F&C”).  The Minnesota Complaint requests judgment in favor of the Minnesota Parties declaring that their actions described in the Minnesota Complaint were lawful; declaring that the Minnesota Parties have not violated any legal duties to Tiberius; declaring that the proposed Tiberius Complaint is without merit; awarding money damages to MathStar, Sajan and F&C in an amount to be determined at trial to compensate such Minnesota Parties for Tiberius’ tortious interference with their economic advantage; awarding the Minnesota Parties their costs, disbursements and reasonable attorneys’ fees; and awarding the Minnesota Parties such other and further relief as the Court deems to be just, proper and equitable.  The Minnesota Complaint was served on Tiberius on October 21, 2009.

On November 9, 2009, Tiberius served and filed its Answer and Counterclaim denying liability under the Minnesota Complaint and asserting substantially the same claims set forth in the Tiberius Complaint and, in addition, asserting common law claims for fraud against the Minnesota Parties except Sajan and against all of the Minnesota Parties for wrongful interference with the prospectively advantageous, successful completion of its tender offer for MathStar’s shares of common stock.  On December 8, 2009, Tiberius served and filed an Answer and Amended Counterclaim in which it added a jurisdictional allegation and asserted claims for declaratory relief under its other claims.  The Minnesota Parties filed timely motions to dismiss the Counterclaim and Amended Counterclaim on several grounds.  The motions are in the briefing stage and currently are set for oral argument on February 9, 2010.  A case scheduling conference is set for January 14, 2010 before the Magistrate Judge.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

The following documents are being filed as exhibits to this Current Report on Form 8-K:

2.1                              Agreement and Plan of Merger dated as of January 8, 2010 by and among MathStar, Inc., Garuda Acquisition, LLC, Sajan, Inc., and Thomas Magne, solely in his capacity as agent for the holders of common stock of Sajan, Inc.  (Certain Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.)

99.1                        Form of Joinder Agreement signed by certain shareholders, executive officers and Directors of Sajan dated as of January 8, 2010.

99.2                        Form of Voting Agreement and Irrevocable Proxy signed by certain shareholders, executive officers and Directors of Sajan dated as of January 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MathStar, Inc.

Date: January 8, 2010.
	By	/s/ Alexander H. Danzberger, Jr.
Alexander H. Danzberger, Jr.
Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer and Principal Financial Officer)

Exhibit Index

2.1                              Agreement and Plan of Merger dated as of January 8, 2010 by and among MathStar, Inc., Garuda Acquisition, LLC, Sajan, Inc., and Thomas Magne, solely in his capacity as agent for the holders of common stock of Sajan, Inc.  (Certain Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.)

99.1                        Form of Joinder Agreement signed by certain shareholders, executive officers and Directors of Sajan dated as of January 8, 2010.

99.2                      Form of Voting Agreement and Irrevocable Proxy signed by certain shareholders, executive officers and Directors of Sajan dated as of January 8, 2010.